EXHIBIT 99.(a)(xi)

LORD ABBETT INVESTMENT TRUST

Amendment to Declaration of Trust

The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware business trust (the “Trust”), organized pursuant to a Declaration of Trust dated August 16, 1993 (the “Declaration”), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by: (i) changing the legal name for the existing Lord Abbett Balanced Fund of the Trust, to the “Balanced Series,” its Class A, B, C and P shares now being Class A, B, C and P shares of the Balanced Series; (ii) changing the legal name for the existing Lord Abbett Limited Duration U.S. Government Securities Fund of the Trust, to the “Limited Duration U.S. Government Securities Series,” its Class A, C and P shares now being Class A, C and P shares of the Limited Duration U.S. Government Series; (iii) changing the legal name for the existing Lord Abbett U.S. Government Securities Fund of the Trust to the “U.S. Government Securities Series,” its Class A, B, C and P shares now being Class A, B, C and P shares of the U.S. Government Securities Series; (iv) changing the legal name for the existing Lord Abbett Core Fund of the Trust to the “Core Fixed Income Series,” its Class P and Y shares now being Class P and Y shares of the Core Fixed Income Series; and (v) changing the legal name for the existing Lord Abbett Strategic Core Fund of the Trust to the “Strategic Core Fixed Income Series,” its Class P and Y shares now being Class P and Y shares of the Strategic Core Fixed Income Series.

This instrument shall constitute an amendment to the Declaration.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of May, 1999.

/s/ Robert S. Dow	/s/John C. Jansing
Robert S. Dow	John C. Jansing

/s/C. Alan MacDonald	/s/Hansel B. Millican, Jr.
C. Alan MacDonald	Hansel B. Millican, Jr.

/s/E. Thayer Bigelow	/s/Thomas J. Neff
E. Thayer Bigelow	Thomas J. Neff

/s/Stewart S. Dixon	/s/William H.T. Bush
Stewart S. Dixon	William H.T. Bush

/s/Robert B. Calhoun
Robert B. Calhoun